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                                                                     Exhibit 2.6

                         AGREEMENT OF PURCHASE AND SALE
                                       AND
                            JOINT ESCROW INSTRUCTIONS
                (Residence Inn By Marriott, Nashville, Tennessee)

     THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into effective for all purposes and in all respects as of the 17th day of June, 2003 (the "Effective Date"), by and between WBL II Real Estate Limited Partnership, a Delaware limited partnership ("Seller"), and Apple Hospitality Five, Inc., a Virginia corporation ("Purchaser"). (Seller and Purchaser are sometimes referred to herein individually as a "Party," and collectively as the "Parties").

                                    RECITALS

     A. Seller is the owner of the hotel facility located at 2300 Elm Hill Pike, Nashville, Tennessee 37214, consisting of 168 suites, and commonly known as the Residence Inn By Marriott-Nashville/Airport (the "Hotel").

     B. Seller desires to sell the Hotel and other Property (defined below) to Purchaser, and Purchaser desires to purchase the Hotel and other Property from Seller, on the terms and subject to the conditions set forth in this Agreement.

     C. In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser, intending to be bound legally and equitably, agree as follows.

                                   ARTICLE I.

                                   DEFINITIONS

     1.1 Definitions. In addition to the terms defined above in the introduction and Recitals to this Agreement, the following terms used in this Agreement have the meanings set forth in this Section 1.1.

     "Accounts Receivable" means all amounts which Seller is entitled to receive from the operation of the Hotel, but which are not paid as of the Closing Date, including, without limitation, (i) charges for the use or occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel, but expressly excluding any credit

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card charges and checks which Seller has submitted for payment as of the Closing
Date, and (ii) rents under the Tenant Leases.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with a Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether by the ownership of voting securities, contract or otherwise.

     "Applicable Laws" means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, Board of Fire Underwriters and similar quasi-governmental agencies or entities having jurisdiction over the Property, any portion or component thereof, or any Party, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

     "Archon" means Archon Group, LP, a Delaware limited partnership, asset manager for Seller.

     "Bookings" has the meaning set forth in Section 2.1(m) of this Agreement.

     "Books and Records" has the meaning set forth in Section 2.1(l).

     "Break-Up Fee" means the amount of One Hundred Thousand Dollars ($100,000.00).

     "Broker" means Insignia ESG/Hotel Partners.

     "Business Day" means any day other than Saturday, Sunday or any federal legal holiday.

     "Casualty" has the meaning set forth in Section 13.1.

     "Closing" has the meaning set forth in Section 9.1.

     "Closing Date" has the meaning set forth in Section 9.1.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service thereunder.

     "Condemnation" has the meaning set forth in Section 13.2(a).

     "Confidential Information" has the meaning set forth in Section 7.1(a).

     "Contracts" means, collectively, the Equipment Leases and the Operating Agreements.

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     "Deposit" has the meaning set forth in Section 3.3(a).

     "Due Diligence Contingency" has the meaning set forth in Section 4.1(a).

     "Due Diligence Period" has the meaning set forth in Section 4.1(a).

     "Employees" means all employees of Seller or Manager, or any of their Affiliates, who are employed full-time or part-time at the Hotel as of the Closing.

     "Environmental Claims" means any claim for reimbursement or remediation expense, contribution, personal injury, property damage or damage made by any Governmental Authority or other Person arising from or in connection with the presence or release of any Hazardous Substances over, on, in or under the Real Property, or the violation of any Environmental Laws with respect to the Hotel.

     "Environmental Laws" means any Applicable Laws which regulate or control
(i) Hazardous Substances, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Substances or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.(S)9601 et seq. ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C.(S)6901 et seq. ("RCRA"), (iii) the Federal Water Pollution Control Act, 33 U.S.C.(S)2601 et seq., (iv) the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., (v) the Clean Water Act, 33 U.S.C.(S)1251 et seq., (vi) the Clean Air Act, 42 U.S.C.(S)7401 et seq., (vii) the Hazardous Materials Transportation Act, 49 U.S.C.(S)1801 et seq., and state and local Applicable Law relating to environmental matters, as amended from time to time, and all regulations, rules and guidance issued with respect to any or all of the foregoing.

     "Environmental Liabilities" means any liabilities or obligations of any kind or nature imposed pursuant to any Environmental Laws, including, without limitation, any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential release of Hazardous Substances or other pollution or contamination of any water, soil, sediment, air or other media, whether or not located over, on, in or under the Real Property and whether or not arising from the operations or activities with respect to the Hotel, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Substances with respect to the Real Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any rules, regulations or guidance promulgated thereunder.

     "Equipment Leases" has the meaning set forth in Section 2.1(h).

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     "Escrow Agent" means the Title Company, in its capacity as escrow holder hereunder.

     "Excluded Property" has the meaning set forth in Section 2.2.

     "F&B" has the meaning set forth in Section 2.1(e).

     "FF&E" has the meaning set forth in Section 2.1(c).

     "Governmental Authority" means any federal, state or local government or political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

     "Guest Ledger" means any all charges accrued to the open accounts of any guests or customers at the Hotel as of the Closing for the use and occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel.

     "Hazardous Substances" means any hazardous or toxic substance, material or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products and any other material or substances which are defined as a "hazardous substance," "hazardous waste," "toxic waste" or "toxic substance" under any Environmental Laws.

     "Improvements" has the meaning set forth in Section 2.1(b).

     "Indemnification Cap" has the meaning set forth in Section 14.3(b).

     "Indemnification Claim" has the meaning set forth in Section 14.4(a).

     "Indemnification Deductible" has the meaning set forth in Section 14.3(b).

     "Indemnitee" has the meaning set forth in Section 14.4(a).

     "Indemnitor" has the meaning set forth in Section 14.4(a).

     "Inspections" has the meaning set forth in Section 4.1(b).

     "Intangible Property" has the meaning set forth in Section 2.1(l).

     "Knowledge" means (i) with respect to Seller, the actual knowledge, without a duty of any independent investigation, other than inquiry of the general manager of the Hotel and its chief engineer, of Kavin Bloomer, and expressly excludes the knowledge of any other

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shareholder, trustee, partner, member, director, officer, manager, employee, agent or representative of Seller or any of its Affiliates, and (ii) with respect to Purchaser, (A) the actual knowledge of Samuel Reynolds, without a duty of any independent investigation whatsoever, and expressly excludes the knowledge of any other shareholder, trustee, partner, member, director, officer, manager, employee, agent or representative of Purchaser or any of its Affiliates, (B) any matter disclosed in any exhibits or schedules to this Agreement, (C) any matter disclosed in any Seller Due Diligence Materials or any other documents or materials provided by Seller to Purchaser prior to Closing, and (D) any matter disclosed in the Purchaser Due Diligence Reports or by the Inspections.

     "Land" has the meaning set forth in Section 2.1(a).

     "Licenses and Permits" has the meaning set forth in Section 2.1(j).

     "Losses" means any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys fees, disbursements and expenses and court costs, incurred by the Person in question.

     "Management Agreement" has the meaning set forth in Section 2.3 of this Agreement.

     "Manager" means Residence Inn By Marriott, Inc., a Delaware corporation.

     "Material Casualty" has the meaning set forth in Section 13.1(a).

     "Material Condemnation" has the meaning set forth in Section 13.2(a).

     "Mutual Closing Conditions" has the meaning set forth in Section 8.1.

     "Notice" has the meaning set forth in Section 15.1(a).

     "Operating Agreements" has the meaning set forth in Section 2.1(i).

     "Ordinary Course of Business" means the ordinary course of business consistent with Seller's and Manager's past custom and practices for the operation, maintenance and repair of the Hotel.

     "Permitted Exceptions" has the meaning set forth in Section 4.2(c).

     "Person" means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity in its own or a representative capacity.

     "Personal Property" means the Property other than the Real Property.

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     "Property" has the meaning set forth in Section 2.1.

     "Prorations" has the meaning set forth in Section 10.1.

     "Purchase Price" has the meaning set forth in Section 3.1.

     "Purchaser Closing Conditions" has the meaning set forth in Section 8.2.

     "Purchaser Default" has the meaning set forth in Section 12.2.

     "Purchaser Due Diligence Reports " has the meaning set forth in Section 4.1(d).

     "Purchaser Indemnitees" means Purchaser and its Affiliates, and each of their respective shareholders, directors, officers, members, partners, trustees, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing.

     "Purchaser's Inspectors" has the meaning set forth in Section 4.1(b).

     "Residence Inn" means Residence Inn By Marriott, Inc. and its Affiliates.

     "Residence Inn Proprietary Property" has the meaning set forth in Section 2.2(b).

     "Real Property" has the meaning set forth in Section 2.1(b).

     "Retail Merchandise" has the meaning set forth in Section 2.1(f).

     "Retained Employees" has the meaning set forth in Section 7.4(a).

     "Seller Closing Conditions" has the meaning set forth in Section 8.3.

     "Seller Default" has the meaning set forth in Section 12.1.

     "Seller Due Diligence Materials" has the meaning set forth in Section
4.1(c).

     "Seller Indemnitees" means Seller, Archon, Manager, and their respective Affiliates, and each of their respective shareholders, directors, officers, members, partners, trustees, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing.

     "Seller's Possession" means in the possession or control of any officer or employee of Seller, Manager or any of their Affiliates who has direct or supervisory responsibility for the operation of the Hotel.

     "Settlement Statement" has the meaning set forth in Section 11.1.

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     "Supplies" has the meaning set forth in Section 2.1(d).

     "Survey" has the meaning set forth in Section 4.2(b).

     "Survey Defects" has the meaning set forth in Section 4.2(c).

     "Survival Period" has the meaning set forth in Section 14.3(a).

     "Taxes" means any and all federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, excise, severance, stamp, payroll, employment, withholding, social security, unemployment, disability, vault, ad valorem, assessments, value added or other tax, assessment, levy, charge or fee of any kind whatsoever imposed on Seller or the Property or any portion thereof by any Governmental Authority, including, without limitation, any interest, penalty, or addition thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate or gift tax, or (ii) transfer or similar taxes incurred with respect to the transaction contemplated in this Agreement.

     "Tenant Leases" has the meaning set forth in Section 2.1(g).

     "Title Commitment" has the meaning set forth in Section 4.2(a).

     "Title Company" means LandAmerica--Dallas National Division, 7557 Rambler Road, Suite 1200, Dallas, Texas 75231, Attention: David Long, (phone:
214-346-7152; fax: 214-346-7233 email: davidlong@landam.com).

     "Title Exceptions" has the meaning set forth in Section 4.2(c).

     "Title Objection Letter" has the meaning set forth in Section 4.2(c).

     "Title Policy" has the meaning set forth in Section 8.2(d).

     "Unpermitted Exceptions" has the meaning set forth in Section 4.2(c).

     "WARN Act" means the Worker's Adjustment and Retraining Notification Act of 1988, 29 U.S.C. (S) 2101, et seq., and any similar state and local Applicable Law, as amended from time to time, and any regulations, rules and guidance issued with respect thereto.

                                   ARTICLE II.

                 DESCRIPTION OF THE PROPERTY; EXCLUDED PROPERTY

     2.1 Description of the Property. Subject to the terms and conditions set forth in this Agreement and subject to the terms and conditions of the Management Agreement as hereinafter

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set forth, at the Closing Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, without warranty except as otherwise expressly stated, the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (collectively, the "Property"):

          (a) Land. The tract or parcel of land described in Exhibit A, together with all any and all other rights and interests appurtenant thereto (the "Land"), including, without limitation, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to such Land, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to such Land, and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining such Land;

          (b) Improvements. All buildings, structures, parking areas and other improvements (including the Hotel) located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the "Improvements"; the Land and the Improvements are referred to collectively as the "Real Property");

          (c) FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, vehicles, appliances, computer hardware, art work and other items of tangible personal property which are located at the Hotel and used exclusively in the operation of the Hotel, or ordered for future use at the Hotel as of the Closing, other than the Supplies, F&B and Retail Merchandise (the "FF&E");

          (d) Supplies. All right, title and interest of Seller in and to all china, glassware and silverware; linens, towels and uniforms; engineering, maintenance, cleaning and housekeeping supplies; matches and ashtrays; soap and other toiletries; stationery, menus and other printed materials; and all other similar materials and supplies which are located at the Hotel or ordered by Manager for future use at the Hotel as of the Closing (the "Supplies");

          (e) Food and Beverage. All right, title and interest of Seller in and to all food and beverages (alcoholic and non-alcoholic) which are located at the Hotel (whether opened or unopened), or ordered by Manager for future use at the Hotel as of the Closing, if any, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the "F & B");

          (f) Retail Merchandise. All right, title and interest of Seller in and to all merchandise located at the Hotel, including, without limitation, any gift shop or newsstand maintained by Seller or Manager (if any), and held for sale to guests and customers of the Hotel, or ordered by Manager for future sale at the Hotel as of the Closing (the "Retail Merchandise").

          (g) Tenant Leases. All right, title and interest of Seller in and to all leases, subleases, licenses, concessions and similar agreements (other than the Management Agreement

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and Bookings) granting a real property interest to any other Person for the use or occupancy of any portion of the Real Property (the "Tenant Leases"), together with all security deposits held by Seller or Manager thereunder;

          (h) Equipment Leases. All right, title and interest of Seller in and to all leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel and used in the operation of the Hotel which are held by Seller or Manager (the "Equipment Leases"), together with all deposits made thereunder;

          (i) Operating Agreements. All right, title and interest of Seller in and to all maintenance, service and supply contracts, credit card service agreements, booking and reservation agreements, and all other contracts and agreements which are held by Seller or Manager, in connection with the operation of the Hotel, other than the Tenant Leases, Equipment Leases, Licenses and Permits, but only to the extent applicable to the Hotel (the "Operating Agreements"), together with all deposits made or held by Seller or Manager thereunder, to the extent such Operating Agreements and deposits are transferable;

          (j) Licenses and Permits. All right, title and interest of Seller in and to all licenses, permits, consents, authorizations, approvals, registrations and certificates of any Governmental Authority held by Seller or Manager and used in connection with the construction, ownership, occupancy or operation of the Hotel, to the extent transferable (the "Licenses and Permits"), together with any deposits made thereunder, to the extent such Licenses and Permits and deposits are transferable (note: the existing "beer permit" is not transferable);

          (k) Intangible Property. All right, title and interest of Seller in and to all of the following owned by, issued to or licensed to Seller and used in connection with the operation of the Hotel to the extent Seller's rights and interests therein are transferable: (i) trademarks, trade names, service marks and other intellectual property rights; (ii) warranties and guaranties held by Seller or Manager pursuant to any Contracts or with respect to any Improvements or Personal Property; (iii) computer software used in connection with any computer systems located at the Hotel; and (iv) direct dial telephone numbers for the Hotel (the "Intangible Property");

          (l) Books and Records. All right, title and interest of Seller in and to all books and records in Seller's Possession to the extent they relate to the Hotel, other than any appraisals, marketing plans, attorney work product or other confidential materials that are for Seller's internal use only and that do not contain material information about the Hotel or the operation thereof that is not also contained in other information, materials or documents available to Purchaser (the "Books and Records");

          (m) Bookings. All right, title and interest of Seller in and to all bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Hotel (the "Bookings"), together with all deposits made with respect thereto.

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          (n) Accounts Receivable. All right, title and interest of Seller in and to all Accounts Receivable (including the Guest Ledger).

Any Property owned by any Affiliate of Seller that would be included within the foregoing definition of "Property" hereunder if owned by Seller shall be deemed included in the foregoing description of "Property." Purchaser acknowledges that the Property is subject to the Management Agreement and that, pursuant to the terms of the Management Agreement, Seller may not have a direct ownership interest in some FF&E, Supplies, F&B, Retail Merchandise, Tenant Leases, Equipment Leases, Operating Agreements, Licenses and Permits, Intangible Property, Books and Records, Bookings, Accounts Receivable and other components of the Property (other than the Real Property).

     2.2 Excluded Property. Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (the "Excluded Property") are excluded from the Property:

          (a) Residence Inn Proprietary Property. All (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights of Residence Inn or any of its Affiliates, whether bearing the name "Residence Inn" or otherwise (the "Residence Inn Proprietary Property"); (ii) signs and other fixtures and personal property at the Hotel which bear any of the Residence Inn Proprietary Property; (iii) Seller's, Archon's or Manager's internal employee, operational and similar manuals, and (iv) computer hardware and software pertaining specifically to, and all other rights and interests in, (a) any Residence Inn, Archon or Manager centralized system, including, reservation system, property management system and e-mail, internet and internal computer network systems, and (b) any Residence Inn preferred guest, mileage or point program and other marketing and advertising programs, other than Seller's license with respect thereto, if any, under the Management Agreement.

          (b) Third-Party Property. Any fixtures or personal property (including FF&E) owned by (i) the lessor under any Equipment Leases, (ii) the supplier or vendor under any other Contracts, (iii) the tenant under any Tenant Lease, (iv) any Employees, or (v) any guests or customers of the Hotel.

          (c) Manager's Property. Any other property owned by the Manager. Attached hereto as Schedule 2.2(c) is an inventory, provided by Manager, listing certain property owned by Manager.

     2.3 Management Agreement. Seller and Manager are parties to that certain Management Agreement dated as of November 12, 1999 (the "Management Agreement"). This Agreement is expressly subject to and conditioned upon all of Manager's rights under the Management Agreement, including, without limitation, the right of Manager to elect to either (i) consent to the sale of the Property and to the assignment of the Management Agreement to Purchasers, or (ii) terminate the Management Agreement. Pursuant to Section 10.02 of the Management Agreement, Seller shall notify Manager of this Agreement and Manager shall then

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have up to thirty (30) days to make its election. Anything in this Agreement to the contrary notwithstanding, Seller's obligation to perform under this Agreement is expressly subject to satisfaction of the conditions set forth in
Section 8.2 of this Agreement. In this regard, Purchaser shall use commercially reasonable, diligent efforts, and Seller shall reasonably cooperate with Purchaser in Purchaser's efforts, to obtain the written consent of Manager to a new management agreement to be entered into between Purchaser and Manager on terms reasonably acceptable to Purchaser, provided, that any such new management agreement shall be accompanied by a termination of the Management Agreement that shall result in the satisfaction of the conditions set forth in Section 8.2. Purchaser acknowledges that it is familiar with Manager and is not relying on Seller for information concerning the Manager or its practices or experience in the hospitality business. No agreement reached between Manager and Purchaser shall be effective unless and until the Closing occurs; if the Closing does not occur for any reason, any such agreement shall be void and of no effect whatsoever. Any and all termination fees or charges due upon or as the result of the early termination of the Management Agreement shall be the sole responsibility of Purchaser and paid by Purchaser at or prior to Closing. Seller shall not be required to undertake any liability and shall not be required to incur any material monetary expense (including the payment of any termination fees or charges resulting from the early termination of the Management Agreement) in connection with the foregoing.

                                  ARTICLE III.

                   PURCHASE PRICE; DEPOSIT; LIKE-KIND EXCHANGE

     3.1 Purchase Price. The purchase price for the Property is Eight Million Eight Hundred Thousand and No/100 Dollars ($8,800,000.00) (the "Purchase Price"), which shall be adjusted at Closing for the Prorations pursuant to Sections 10.1 and 10.2, respectively.

     3.2 [Reserved]

     3.3 Deposit.

          (a) Posting of Deposit. Purchaser shall deposit with Escrow Agent an initial earnest money deposit in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) in immediately available funds (the "Deposit") within two
(2) Business Days after the execution and delivery of this Agreement by Seller and Purchaser. The Deposit shall be held by Escrow Agent in escrow pursuant to the terms of this Agreement and any additional escrow instructions or conditions upon which the Parties mutually may agree. If Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency by the end of the Due Diligence Period, then Purchaser shall deposit with Escrow Agent, on or before the last day of the Due Diligence Period, an additional earnest money deposit in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) to be held by the Escrow Agent as part of the Deposit, and thereafter the term "Deposit" shall mean the total Three Hundred Thousand Dollars ($300,000.00), plus any interest thereon, all of which shall be disbursed as provided in this Agreement.

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          (b) Investment of Deposit. The Deposit shall be invested in the manner directed by Purchaser with Seller's prior consent, which consent shall not be withheld unreasonably, and all interest earned on the Deposit shall be deemed a part thereof.

          (c) Disbursement of Deposit. At Closing, Purchaser shall cause Escrow Agent to disburse the Deposit to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount so disbursed, provided, that if this Agreement is terminated, the Deposit shall be disbursed by Escrow Agent to Seller or Purchaser in accordance with the terms of this Agreement.

     3.4 Payment of Purchase Price. At Closing, Purchaser shall cause the Escrow Agent to pay to Seller by wire transfer of immediately available funds an amount equal to the Purchase Price, plus or minus any Prorations pursuant to Section 10.1, less the Deposit (which shall be delivered to or credited to Seller). Purchaser shall cause the wire transfer of funds to be received by Escrow Agent no later than 1:00 p.m. Central Time on the Closing Date.

                                   ARTICLE IV.

                         DUE DILIGENCE; TITLE AND SURVEY

     4.1 Due Diligence.

          (a) Due Diligence Contingency. Purchaser shall have a period from the date of this Agreement until 5:00 p.m. (Central Time) on the date which is two
(2) business days after the date of this Agreement (the "Due Diligence Period"), to perform its due diligence review of the Property and all matters related thereto which Purchaser deems advisable, including, without limitation, engineering, environmental, financial, operational, employee and legal compliance matters. During the Due Diligence Period, Purchaser shall also secure its financing commitment and, subject to the terms and conditions of this Agreement, negotiate with Manager concerning the contractual arrangement between Purchaser and Manager post-Closing. If Purchaser, in its sole discretion, is not satisfied with the results of its due diligence review of the Property and all other matters related thereto, including the results of its efforts to obtain a financing commitment or to agree upon a contractual arrangement with Manager post-Closing, for any reason whatsoever, Purchaser shall have the right to terminate this Agreement by providing written notice to Seller prior to the expiration of the Due Diligence Period (the "Due Diligence Contingency"). If Purchaser terminates this Agreement prior to the expiration of the Due Diligence Period, Escrow Agent shall refund the entire Deposit to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. If Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency prior to the expiration of the Due Diligence Period in accordance with this Section 4.1(a), Purchaser shall be deemed to have waived its rights to terminate this

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Agreement pursuant to the Due Diligence Contingency, in which case the entire
Deposit shall be nonrefundable to Purchaser, except as otherwise expressly provided in this Agreement.

          (b) Due Diligence Inspections. Purchaser, through its employees, agents and representatives ("Purchaser's Inspectors"), shall have the right to perform such examinations, tests, investigations and studies of the Property (the "Inspections") as Purchaser reasonably deems advisable, in accordance with this Section 4.1, and Seller shall provide reasonable access to the Property for Purchaser's Inspectors to perform the Inspections; provided, however, that (i) Purchaser shall provide Seller and Manager with at least twenty-four (24) hours prior notice of each of the Inspections; (ii) Purchaser's Inspectors shall be accompanied by an employee, agent or representative of Seller or Manager; (iii) the Inspections shall be coordinated with Manager and conducted by Purchaser's Inspectors between 7:00 a.m. and 7:00 p.m. (local Hotel time); (iv) Purchaser's Inspectors shall not perform any drilling, coring or other invasive testing without Seller's prior written consent, which consent may be withheld in Seller's sole discretion, (v) the Inspections shall not unreasonably interfere with the operations of the Hotel, and Purchaser's Inspectors shall comply with Seller's requests to minimize such interference; and (vi) Purchaser's Inspectors shall carry, and provide Seller written evidence of, commercial liability insurance in amounts and on terms reasonably acceptable to Seller, which insurance shall name Seller an additional insured.

          (c) Seller's Due Diligence Materials. On the Effective Date of this Agreement, to the extent not previously provided to Purchaser, Seller will deliver to Purchaser or make available to Purchaser at Seller's or Manager's offices the due diligence materials set forth in Schedule 4.1(c) hereto (collectively, the "Required Due Diligence Materials"). Seller shall provide to Purchaser promptly upon request by Purchaser such additional due diligence materials in Seller's Possession relating to the Property which are reasonably requested by Purchaser, other than appraisals, marketing plans, attorney work product or other confidential materials that are for Seller's internal use only and that do not contain material information about Hotel or the operation thereof that is not also contained in other information, materials or documents available to Purchaser. All due diligence documents and materials provided by Seller to Purchaser pursuant to this Agreement are referred to collectively as the "Seller Due Diligence Materials."

          (d) Purchaser's Due Diligence Reports. Purchaser shall provide a copy to Seller of all studies, reports, and assessments prepared by any Person for or on behalf of Purchaser (other than any internal studies, reports and assessments prepared by any of Purchaser's employees, attorneys or accountants) in connection with the Inspections (the "Purchaser Due Diligence Reports"), without representation or warranty by Purchaser as to the completeness or accuracy of any such Report, and if requested by Seller, at Seller's cost and expense, Purchaser shall cooperate in good faith with Seller's efforts to obtain an original of any such Purchaser Due Diligence Reports, together with a reliance letter from such Person in favor of Seller. This Section 4.1(d) shall survive the termination of this Agreement and shall survive the Closing.

          (e) Release and Indemnification. Purchaser, at its cost and expense, shall repair any damage to the Property or any other property owned by a Person other than Purchaser to the extent arising from or in connection with the Inspections, and restore the Property or thirty-party property to the same condition as existed prior to such Inspections. Purchaser hereby releases the Seller Indemnitees for any Losses incurred by any of the Purchaser Indemnitees arising from or in connection with the Inspections, except for Seller's gross negligence or intentional misconduct. Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees from and against any Losses, resulting from injury (or death) to persons or property, incurred by any Seller Indemnitees to the extent arising from or in connection with the Inspections. This Section 4.1(d) shall survive the termination of this Agreement and shall survive the Closing.

          (f) Termination By Seller. If any Purchaser Due Diligence Report relating to environmental matters discloses an Environmental Claim or Environmental Liability not disclosed in Seller's Due Diligence Materials, the cost of remediation of which, or reasonably estimated liability associated therewith, exceeds Fifty Thousand Dollars ($50,000.00), and if Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency, Seller, by written notice to Purchaser given with ten (10) Business Days of Seller's receipt of Purchaser's Due Diligence Reports, may terminate this Agreement, whereupon (1) Seller shall pay to Purchaser the sum of Fifty Thousand Dollars ($50,000.00), as Purchaser's sole and exclusive remedy for such termination (2) Escrow Agent shall refund the entire Deposit to Purchaser and (3) the Parties shall have no further rights against or obligations to the other under this Agreement except those which expressly survive such termination.

This Section 4.1 shall survive the termination of this Agreement and the Closing.

     4.2 Title and Survey.

          (a) Title Commitment. As soon as reasonably possible after the Effective Date of this Agreement, Purchaser shall cause the Title Company to issue and deliver to each Party a current commitment for owner's policy of title insurance, dated no earlier than the Effective Date of this Agreement, in the amount of the Purchase Price (the "Title Commitment"), along with legible copies of all Schedule B-II exceptions referenced therein and the vesting deed into Seller ("Exception Documents").

          (b) Survey. Seller shall deliver to Purchaser its existing survey as part of the Seller Due Diligence Materials (the "Survey"). Purchaser may elect to have the Survey updated or re-certified. If Purchaser does elect to obtain an updated or re-certified Survey, Purchaser shall contact the surveyor directly and arrange for same, with the costs of said new or re-certified Survey to be paid by Purchaser. Purchaser shall promptly provide a copy of the revised Survey to Seller and the Title Company.

          (c) Condition of Title; Identification of Unpermitted Exceptions. Title to the Land and Improvements on the Closing Date shall be in the condition, and subject to certain exceptions shown in the Title Commitment ("Title Exceptions"), provided that Seller shall cure any Unpermitted Exceptions that it is required to cure pursuant to Section 4.2(d) below. If (i) the

Title Commitment discloses any Title Exceptions not acceptable to Purchaser, or
(ii) the Survey discloses any encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) or other survey defects (the "Survey Defects") not acceptable to Purchaser, Purchaser shall provide written notice to Seller of Purchaser's objections to the Title Exceptions and the Survey Defects (the "Title Objection Letter") promptly after determining that such matters are not acceptable, but in no event later than June 20, 2003 (the "Title Objection Period"). The Title Exceptions and Survey Defects set forth in any Title Objection Letter delivered within the Title Objection Period, or title matters arising of record following the effective date of the Title Commitment and not caused by Purchaser or its agents or otherwise permitted under this Agreement, are referred to collectively herein as the "Unpermitted Exceptions." All (i) Title Exceptions disclosed in the Title Commitment and all matters disclosed on the Survey, in each case if not Unpermitted Exceptions either cured prior to the expiration of the Due Diligence Period or required to be cured by Seller pursuant to Section 4.2(d),
(ii) all Tenant Leases listed on Schedule 5.1(j) attached hereto, (iii) all liens and encumbrances created by Purchaser, (iv) the lien of all real estate taxes and assessments not yet due and payable, and (v) the Management Agreement (or a new management agreement between Manager and Purchaser) are referred to collectively herein as the "Permitted Exceptions." If Purchaser does not provide a Title Objection Letter to Seller prior to the expiration of the Title Objection Period, Purchaser shall be deemed to have waived all objections to any Title Exceptions and all Survey Defects, in which case all such Title Exceptions and Survey Defects, including any Unpermitted Exceptions not required to be cured by Seller pursuant to Section 4.2(d), shall be deemed Permitted Exceptions; provided that mechanic's liens not caused by Purchaser or its agents and the liens of mortgages, deeds of trust or other security interests for any financing incurred by Seller which is not assumed by Purchaser under this Agreement shall be Unpermitted Exceptions whether or not Purchaser objects thereto.

          (d) Removal of Unpermitted Exceptions. Seller shall have no obligation to cure any Unpermitted Exceptions, except for (i) mechanic's liens of up to, but not more than, Twenty-Five Thousand Dollars ($25,000.00) and any mortgages, deeds of trust or other security interests for any financing incurred by Seller which is not assumed by Purchaser under this Agreement, (ii) Taxes on Real Property or personal property which would be delinquent if unpaid as of Closing (except if to be paid by Manager under the Management Agreement), and (iii) Title Exceptions that may be removed by the execution and delivery of a customary affidavit of Seller in favor of the Title Company, in a form reasonably acceptable to Seller and not imposing additional liability on Seller. Anything herein to the contrary notwithstanding, Seller shall have no obligation to cure any mechanic's lien of more than $10,000.00. Seller may cure any Unpermitted Exceptions by removing such Unpermitted Exception from title or causing the Title Company to waive or commit to insure over such Unpermitted Exception at any time prior to Closing. If Seller (i) elects not to cure any Unpermitted Exception(s) (other than the Unpermitted Exceptions Seller is required to cure under this Section 4.2(d)) or (ii) determines, in its sole but commercially reasonably discretion, that it will not be able to cure any Unpermitted Exception(s) prior to Closing, Seller shall provide written notice to Purchaser of any such uncured Unpermitted Exception(s) (the "Failure to Cure Notice") within ten (10) days following

Seller's receipt of Purchaser's Title Objection Letter (or, solely with respect to any Title Exceptions first arising of record after the effective date of the Title Commitment, prior to Closing), in which case Purchaser shall have the option, to be exercised by delivery of written notice to Seller within five (5) Business Days after delivery of the Failure to Cure Notice, to (i) terminate this Agreement, in which case Escrow Agent shall promptly refund the entire Deposit to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) proceed to Closing under this Agreement and accept title to the Real Property, subject to such uncured Unpermitted Exception(s) (which shall thereafter be deemed to be Permitted Exceptions), without any credit against the Purchase Price for any such uncured Unpermitted Exception(s). If Purchaser does not terminate this Agreement under clause (i) of the preceding sentence within such five (5) Business Day period, Purchaser shall be deemed to have elected the option in clause (ii) of the preceding sentence.

          (e) Other Title Company. If the Title Company does not agree to remove, waive or insure over any Unpermitted Exception(s), but another nationally recognized title insurance company is willing to issue the Title Policy without such Unpermitted Exception(s), then Seller shall have the right to obtain, and Purchaser shall accept, a Title Policy from such other title insurance company which otherwise shall satisfy the requirements of Section 8.2(d) (in which case the term "Title Company" shall be deemed to refer to such other title insurance company, and term "Escrow Agent" shall be deemed to refer to the escrow agent of such other title insurance company for all purposes of this Agreement).

          (f) Extension of Closing Date. If Seller is unable to cure any Unpermitted Exceptions it is required to or otherwise elects to cure prior to Closing, Seller shall have the right, but without obligation, to postpone the Closing and extend the Closing Date for up to thirty (30) days by providing written notice to Purchaser no later than five (5) days prior to the originally scheduled Closing Date.

     4.3 Access to Financial Information. For a period of twelve (12) months after Closing, Purchaser shall have reasonable access, at Purchaser's cost and on terms and at times reasonably established by Seller, to all financial and other information in Seller's possession or control relating to the Hotel to the extent necessary to assist Purchaser's representatives to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "SEC") and to assist them to prepare a registration statement amendment, report or disclosure statement for filing with the SEC on behalf of Purchaser, provided that Seller shall not be required to make available any appraisals, marketing plans, attorney work product or other confidential materials that are for Seller's internal use only and that do not contain material information about the Hotel or the operation thereof that is not also contained in other information, materials or documents available to Purchaser. Seller also shall provide to Purchaser's representative a signed representation letter, based on the actual knowledge of Seller representative and otherwise in form and substance reasonably acceptable to Seller, to assist Purchaser's independent public accountant in rendering an opinion on the financial statements related to the Hotel. This Section 4.3 shall survive the termination of this Agreement and the Closing.

                                   ARTICLE V.

                     SELLER'S REPRESENTATIONS AND WARRANTIES

     5.1 Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transaction contemplated herein, Seller hereby makes the representations and warranties set forth in this Section 5.1, subject to the limitations set forth in Sections 5.2, 5.3 and 5.4.

          (a) Organization and Power. Seller is duly formed or organized, validly existing, in good standing in the jurisdiction of its formation or organization, and is qualified to do business in the jurisdiction in which the Hotel is located, and has all requisite power and authority to own and operate the Hotel as currently owned and operated.

          (b) Authority and Binding Obligation. (i) Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Seller under this Agreement, and to perform all obligations arising under this Agreement and such other documents,
(ii) the execution by the undersigned on behalf of Seller, and the delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller, and (iii) this Agreement and such other documents now or hereafter to be executed and delivered by Seller under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to the application of equitable principles and the effect of Applicable Laws affecting the rights of creditors generally, and except to the extent Purchaser itself is in default hereunder. No consent of any Affiliate of Seller is required.

          (c) Consents and Approvals; No Conflicts. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transaction contemplated under this Agreement, nor compliance by Seller with any of the terms of this Agreement will: (i) violate any provision of Seller's organizational or governing documents; (ii) violate any Applicable Laws to which Seller or the Hotel is subject; or (iii) result in a violation or breach of, or constitute a default under any of the Contracts, except to the extent such violation, breach or default would not have a material adverse effect on the ownership or operation of the Hotel, or (D) result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.

          (d) Litigation. Except as set forth in Schedule 5.1(d), Seller has not
(i) been served with any court filing in any litigation with respect to the Hotel in which Seller is named a party, or (ii) received written notice of any charge or complaint from any Governmental Authority or other Person, or filing of any administrative, arbitration or similar adjudicatory proceeding, with respect to the Hotel which has not been settled or dismissed, and Seller has not any received written notice threatening any such action.

          (e) Employees. To Seller's Knowledge, (i) all Employees who work at the Hotel are employed by Manager, (ii) there is no union organizing attempt, strike, work stoppage or slow down, or any other labor dispute concerning representation of the Employees pending at the Property, and no such action is currently threatened or has taken place within the last three (3) years, and
(iii) Seller is not a party to any collective bargaining agreement or relationship with any labor union which affects the Property.

          (f) Management Agreement. Except for the Management Agreement, Seller is not a party to any management, franchise, license, concession or other agreement for the management or operation of the Hotel.

          (g) Finders and Brokers. Except for the Broker, Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in any other capacity for or on behalf of Seller in connection with the transaction contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

          (h) Foreign Person. Seller is not a "foreign partnership" for purposes of the withholding provisions of Section 1445 of the Code.

          (i) No Condemnation. To Seller's Knowledge, there are no existing or pending condemnation proceedings or deeds in lieu of condemnation affecting the Property, nor have any such condemnation proceedings been threatened in writing.

          (j) Tenant Leases; Contracts. Schedule 5.1(j) sets forth a true, correct and complete list of the Tenant Leases, if any, and no tenant has notified Seller in writing of its intent to terminate its lease prior to expiration of the term of such lease, and no written notice of any default under the Tenant Leases has been given or received by Seller. With respect to the Contracts, Schedule 5.1(j) sets forth a true, correct and complete list of the Equipment Leases and Operating Agreements and, to Seller's Knowledge, no party to the Contracts is in breach or default thereunder. The copies of the Tenant Leases and Contracts delivered to Purchaser are true, correct and complete in all material respects. As of Closing Seller shall not have amended, modified, renewed or extended any of the Tenant Leases, Equipment Leases or Operating Agreements or entered into any new contractual relationships with any party to provide services or goods to the Hotel after the date of this Agreement without complying with the requirements of Section 7.2.

          (k) Possession. Seller has not granted to any third party any license, lease, or other right relating to the use or possession of the Property or any part thereof, except guests of the Hotel, tenants under the Tenant Leases, parties under Operating Agreements, and Manager under the Management Agreement.

          (l) Purchase Rights. There are no purchase contracts, options or other agreements of any kind, whereby any person or entity other than Purchaser will have acquired or will have any right to acquire title to all or any portion of the Property.

          (m) Municipal Assessment; Violation Notices. To Seller's Knowledge, as of the Effective Date (i) there are no outstanding unpaid municipal assessment notices against the Property, (ii) all municipal improvements with respect to which the Property can be assessed have been paid in full, (iii) it has not received any written notice from any Governmental Authority concerning the existence of any presently uncorrected violation of any ordinance, public regulation or statute with respect to the Property.

          (n) Bankruptcy. Seller is not insolvent within the meaning of Title 11 of the United States Code, as amended (the "Bankruptcy Code"). Seller has not filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts; and no such petition, case or proceeding has been filed against it which has not been dismissed, vacated or stayed on appeal; and it has not been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. Seller has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets.

          (o) Licenses and Permits. As of the Effective Date Seller has not received any written notice from any Governmental Authority, nor otherwise has Knowledge, (A) of any violation, default, intended or threatened non-renewal, suspension or revocation of any Licenses and Permits necessary for the present use and occupancy of the Improvements, or (B) that it lacks any Licenses and Permits necessary for the present use and occupancy of the Improvements.

          (p) Title to FF&E. Other than FF&E subject to the Equipment Leases or owned by Manager, and subject in all respects to the Management Agreement, Seller has good and marketable title to the FF&E used in connection with the operation of the Property, in each case free and clear of all liens, claims and encumbrances, subject only to the related Permitted Encumbrances.

          (q) Environmental. To Seller's knowledge, as of the Effective Date Seller has not received from any Governmental Authority written notice of any violation of Environmental Laws applicable to the Property, and Seller has no actual knowledge of any material violation of any Environmental Laws applicable to the Property, that has not been corrected, except as may be reflected by the Seller Due Diligence Materials or otherwise disclosed in writing to Purchaser, and except as may be set forth in any environmental report obtained by Purchaser.

          (r) Operations. As of Closing Seller shall not have (x) sold or assigned, or entered into any agreement to sell or assign, or create or permit to exist any lien or encumbrance (other than a Permitted Encumbrance) on, the Hotel or any portion thereof after the date of this

Agreement, (y) allowed any Licenses and Permits currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be canceled or otherwise terminated, after the date of this Agreement, nor (z) canceled any existing Bookings for the use of Hotel facilities or Bookings obtained by Seller after the date of this Agreement, without complying with the requirements of Section 7.2.

     5.2 LIMITATION ON SELLER'S REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENT, (I) THE PURCHASE OF THE PROPERTY SHALL BE ON AN "AS IS," "WHERE IS," "WITH ALL FAULTS BASIS," SUBJECT TO REASONABLE WEAR AND TEAR FROM THE DATE OF THIS AGREEMENT UNTIL CLOSING, AND (II) NEITHER SELLER, ARCHON, MANAGER OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE HOTEL OR ANY ASPECT THEREOF OR THE PROPERTY OR ANY PORTION THEREOF, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY OR ANY PORTION THEREOF, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE HOTEL, (C) THE COMPLIANCE OF THE PROPERTY OR ANY PORTION THEREOF OR THE OPERATION OF THE HOTEL WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, (D) THE ACCURACY OF ANY SELLER DUE DILIGENCE MATERIALS, ENVIRONMENTAL REPORTS OR OTHER INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER, OR (E) MANAGER OR THE MANAGEMENT AGREEMENT. PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER, ARCHON, MANAGER OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT. IN NO EVENT SHALL SELLER'S LIABILITY FOR A BREACH OF A REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT EXCEED THE INDEMNIFICATION CAP.

     5.3 Amendment to Schedules. All schedules that may be attached to this Agreement or delivered to Purchaser as part of the Seller's Due Diligence Materials set forth information only as of the date of each. Such information may change from time-to-time prior to the Closing Date pursuant to Seller's operation of the Hotel in the Ordinary Course of Business. Seller shall have the right to amend and supplement any schedules to this Agreement from time to time to the extent Seller did not have Knowledge as of the date of this Agreement of the matter being disclosed in such amendment or supplement by providing a written copy of such amendment or supplement to Purchaser not later than five (5) Business Days prior to Closing; provided, however, that any amendment or supplement to the Schedules to this Agreement made after the expiration of the Due Diligence Period shall have no effect for the purposes of determining whether the Purchaser Closing Conditions have been satisfied, but shall have effect only for the purposes of limiting the defense and indemnification obligations of Seller for the inaccuracy or untruth of the representation or warranty qualified by such amendment or supplement.

     5.4 Effect of Purchaser's Knowledge. If Purchaser has Knowledge prior to Closing of a breach of any representation or warranty made by Seller in this Agreement and Purchaser nevertheless elects to close this transaction, such representation or warranty by Seller with respect to such matter shall be deemed not to have been breached to the extent of Purchaser's Knowledge.

                                   ARTICLE VI.

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     6.1 Representations and Warranties. To induce Seller to enter into this Agreement and to consummate the transaction contemplated hereby, Purchaser hereby makes the representations and warranties in this Section 6.1, subject to the limitation in Section 6.2.

          (a) Organization and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Virginia, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Purchaser under this Agreement, and to perform all obligations arising under this Agreement and such other documents,
(ii) the execution by the undersigned on behalf of Purchaser, and the delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary partnership action on the part of Purchaser, and
(iii) this Agreement and such other documents now or hereafter to be executed and delivered by Purchaser under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, subject to the application of equitable principles and Applicable Laws affecting the rights of creditors generally, and except to the extent Seller itself is in default hereunder.

          (c) Consents and Approvals; No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of its obligations under this Agreement, and (ii) neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transaction contemplated under this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or is bound or to which any of Purchaser's properties are subject.

          (d) Finders and Investment Brokers. Except for Broker, Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder or in such other capacity for or on behalf of Purchaser in connection with the transaction contemplated by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

          (e) ERISA. Purchaser is not an employee benefit plan under ERISA, and is not acquiring the Property with the assets of an employee benefit plan.

     6.2 Effect of Seller's Knowledge. If Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close this transaction, such representation or warranty by Purchaser with respect to such matter shall be deemed to have not been breached to the extent of Seller's Knowledge.

                                  ARTICLE VII.

                                    COVENANTS

     7.1 Confidentiality.

          (a) Disclosure of Confidential Information; Public Announcements. Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement, any information disclosed by the Inspections or in the Seller Due Diligence Materials or Purchaser Due Diligence Reports, and any other documents, materials, data or other information with respect to the Hotel which is not generally known to the public (the "Confidential Information"); provided, however, that Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required by court order or under Applicable Law, (ii) make a public announcement regarding the transaction contemplated in this Agreement after the expiration of the Due Diligence Period, provided that any such public announcement shall not contain the Purchaser Price and Seller and Purchaser shall otherwise approve the form and substance thereof (such approval not to be unreasonably withheld, conditioned or delayed), and
(iii) disclose any Confidential Information to any Person on a "need-to-know" basis, such as their respective directors, officers, partners, members, employees, attorneys, accountants, engineers, surveyors, consultants, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions contemplated in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (a) advise such Person of the confidential nature of such Confidential Information, and (b) use commercially reasonable, diligent efforts to cause such Person to maintain the confidentiality of such information; and provided, further, that except for the obligations of Seller and Purchaser to use such commercially reasonable efforts, neither Seller nor Purchaser shall be liable for any breach of confidentiality by such Person. If this Agreement is terminated, Purchaser promptly shall return all Seller Due Diligence Materials to Seller, and if requested by Seller, Purchaser shall provide a copy of any environmental reports obtained by or for Purchaser (but in that event, Seller shall reimburse Purchaser for one-half of the actual, out-of-pocket cost incurred by Purchaser for the report(s)). This
Section 7.1(a) shall survive the termination of this Agreement.

          (b) Communication with Employees. Purchaser shall not, through its employees, agents, representatives or any other Person, directly or indirectly, initiate or pursue any communication with any Employees or any Person representing any Employees involving any matter with respect to the Hotel, the Employees or this Agreement, other than Manager, without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed, unless such communication is arranged by Seller.

     7.2 Operation of the Hotel Prior to Closing. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller shall continue to use reasonable efforts to enforce the Management Agreement and cause Manager to operate the Hotel in the Ordinary Course of Business, including, without limitation, (i) maintaining all existing insurance coverages (or adequate replacements thereof), (ii) maintaining inventories of Supplies, F&B and Retail Merchandise in the Ordinary Course of Business, and (iii) performing maintenance and repairs for the Hotel in the Ordinary Course of Business. Prior to the expiration of the Due Diligence Period, Seller shall not amend, modify, renew or extend any of the Tenant Leases, Equipment Leases or Operating Agreements or enter into any new contractual relationships with any party to provide services or goods to the Hotel without advising Purchaser of same at least two (2) business days prior to the expiration of the Due Diligence Period (but Purchaser shall not have a right of consent). After the expiration of the Due Diligence Period, Seller shall not amend, modify, renew or extend any of the Tenant Leases, Equipment Leases or Operating Agreements or enter into any new contractual relationships with any party to provide services or goods to the Hotel without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed. Except in the Ordinary Course of Business, Seller shall not (x) sell or assign, or enter into any agreement to sell or assign, or create or permit to exist any lien or encumbrance (other than a Permitted Encumbrance) on, the Hotel or any portion thereof, (y) allow any Licenses and Permits currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be canceled or otherwise terminated, nor (z) cancel any existing Bookings for the use of Hotel facilities or Bookings obtained by Seller after the date of this Agreement.

     7.3 Licenses and Permits. Purchaser acknowledges that most if not all Licenses and Permits necessary for the operation of the Hotel and held in the name of Manager. To the extent required, Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits. Purchaser, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits, as of the Closing Date, and Seller shall use commercially reasonable, diligent efforts (at no cost or expense to Seller other than any de minimis cost or expense, or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser. Notwithstanding anything to the contrary in this Section 7.3, Purchaser shall not post any notices at the Hotel prior to the expiration of the Due Diligence Period. This Section 7.3 shall survive Closing.

     7.4 Employee Matters. Purchaser acknowledges that all Employees of the Hotel are employed by Manager. Purchaser shall be responsible for complying with, and for requiring Manager to comply with, the WARN Act relating to Employees of the Hotel in connection with the sale of the Hotel hereunder. Purchaser shall defend, indemnify and hold harmless Seller and the Seller Indemnitees from and against any Losses incurred by Seller or any Seller Indemnitees relating to any noncompliance with the WARN Act in connection with the transaction contemplated by this Agreement. This Section 7.4 shall survive Closing.

     7.5 Bookings. Purchaser shall honor all Bookings for any period on or after the Closing Date. This Section 7.5 shall survive Closing.

     7.6 Tax Contests.

          (a) Taxable Period Terminating Prior to Closing Date. Seller shall retain the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

          (b) Taxable Period Including the Closing Date. Seller shall have the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period and Seller has not commenced any proceeding to contest any such Taxes for such taxable period, Purchaser shall provide written notice requesting that Seller contest such Taxes. If Seller desires to contest such Taxes, Seller shall provide written notice to Purchaser within ten (10) days after receipt of Purchaser's request confirming that Seller will contest such Taxes, in which case Seller shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes. If Seller fails to provide such written notice confirming that Seller will contest such Taxes within such ten (10) day period, Purchaser shall have the right to contest such Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Seller and Purchaser as of the Closing, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party.

          (c) Taxable Period Commencing On or After Closing Date. Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences on or after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

          (d) Cooperation. Seller and Purchaser shall use commercially reasonable, diligent efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes.

          (e) Survival. The provisions of this Section 7.6 shall survive
Closing.

     7.7 Access to Information. After Closing, Purchaser shall provide reasonable access to the officers, employees, agents and representatives of Seller and/or any Seller Indemnitees to (i) Purchaser's books and records for the Hotel for any purpose deemed necessary or advisable by Seller, including, without limitation, to facilitate the preparation of any documents required to be filed by Seller under Applicable Law or the resolution of any audit, litigation or other proceeding, claim or charge made by any Person or insurance claim involving Seller or any of its Affiliates; and (ii) the employees of Purchaser or Manager whose assistance or testimony is deemed necessary or advisable by Seller to assist Seller in evaluating or defending any audit, litigation or other proceeding, claim or charge made by any Person (other than Purchaser and its Affiliates) or insurance claim involving any Seller Indemnitees; provided, however, that (A) Seller or such Seller Indemnitees shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non-business hours; (C) Purchaser shall have the right to have its representative(s) accompany the officer, employees, agents or representatives of Seller or such Seller Indemnitees in providing access to its books and records, the Property or the employees of Purchaser (or Purchaser's manager) as provided in this Section 7.7. Purchaser, at its cost and expense, shall retain all books and records with respect to the Hotel for a period of seven (7) years after the Closing. This Section 7.7 shall survive Closing.

     7.8 Further Assurances. Seller and Purchaser shall use commercially reasonable, diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to be done by such Party pursuant to the terms of this Agreement (i) prior to Closing to consummate the transaction contemplated in this Agreement, including, without limitation, (A) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (B) effecting all registrations and filings required under this Agreement or Applicable Law, and (ii) after the Closing to further effect the transaction contemplated in this

Agreement; provided, however, neither party shall be required to incur any material cost, expense or liability not otherwise required under this Agreement. This Section 7.8 shall survive Closing.

                                  ARTICLE VIII.

                              CONDITIONS PRECEDENT

     8.1 Conditions Precedent to Purchaser's Obligations. Purchaser's obligations to close the transaction contemplated under this Agreement also are subject to the satisfaction at or prior to Closing of the following conditions precedent (the "Purchaser Closing Conditions"):

          (a) Seller's Deliveries. Seller shall have delivered to Purchaser or deposited with Escrow Agent all of the closing documents and other items set forth in Section 9.3.

          (b) Representations and Warranties. Each of Seller's representations and warranties made in this Agreement (as the same may be updated pursuant to Section 5.3 prior to the expiration of the Due Diligence Period) shall be true and correct in all material respects as of the Closing (unless such representation or warranty is made expressly as of another date).

          (c) Covenants and Obligations. Seller shall have performed in all material respects all of its covenants and obligations under this Agreement.

          (d) Title Policy. The Title Company shall be irrevocably committed to issue to Purchaser an ALTA owner's policy of title insurance insuring good and marketable, fee simple absolute title to the Land and Improvements in Purchaser in the amount of the Purchase Price, subject only to the Permitted Exceptions, and, to the extent applicable and available in the state in which the Land is located and paid for by Purchaser, extended coverage and comprehensive, access, single tax parcel and contiguity endorsements (the "Title Policy").

          (e) Management Agreement. As contemplated in Section 2.3, Manager shall have provided its written consent, in form and substance reasonably acceptable to Purchaser, to the assignment of the Management Agreement from Seller to Purchaser and assumption of the Management Agreement by Purchaser, or the termination of the Management Agreement.

     The Purchaser Closing Conditions are for the benefit of Purchaser. If any of the Purchaser Closing Conditions are not satisfied as of Closing, except as expressly provided in Section 8.3, Purchaser shall have the right, at its sole option, to either (i) terminate this Agreement by written notice to Seller, in which case this Agreement shall terminate and the parties hereto shall have no further obligations hereunder, except those that expressly survive the termination hereof, or (ii) waive in writing any of the Purchaser Closing Conditions at or prior to Closing, in which case the Closing shall occur as if said waived conditions were satisfied.

     8.2 Conditions Precedent to Seller's Obligations. Seller's obligations to close the transactions contemplated under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the "Seller Closing Conditions"):

          (a) Receipt of the Purchase Price. Purchaser shall have paid the Purchase Price pursuant to Section 3.4, and Escrow Agent shall have disbursed the Deposit to Seller.

          (b) Purchaser's Deliveries. Purchaser shall have delivered to Seller or deposited with Escrow Agent all of the closing documents and other items set forth in Section 9.4.

          (c) Representations and Warranties. Each of the representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects as of the Closing (unless such representation or warranty is made expressly as of another date).

          (d) Covenants and Obligations. Purchaser shall have performed in all material respects all of its covenants and obligations under this Agreement.

          (e) Assignment and Assumption or Termination of Management Agreement; Release of Seller. As contemplated in Section 2.3, Manager shall have (1) provided its written consent, in form and substance reasonably acceptable to Seller, to the assignment of the Management Agreement from Seller to Purchaser and assumption of the Management Agreement by Purchaser, or the termination of the Management Agreement, and (2) executed and delivered to Seller a full and unconditional release (except as provided below) of Seller from any and all obligations under the Management Agreement from and after the Closing Date, which release shall be on terms reasonably acceptable to Seller; provided, however, if required by Manager, there may be an exception to the full and unconditional release of Seller for any liability that is unknown as of Closing but that might arise after Closing as a result of an act or event occurring on the Property during Seller's period of ownership of the Property and for which Seller could otherwise have liability. Additionally, Seller shall not be required to undertake any liability and shall not be required to incur any material monetary expense (including the payment of any termination fees or charges resulting from the early termination of the Management Agreement) in connection with the assignment and assumption.

          (f) Reconciliation. Seller and Manager shall have reached mutual written agreement whereby (i) Manager reconciles, in a manner acceptable to Seller, amounts owed by or to Seller under the Management Agreement as of the Closing Date as if the applicable accounting period under the Management Agreement ended on the Closing Date, and (ii) Seller shall have received from Manager (or simultaneously with the Closing receives from Manager) a final cash distribution of any operating profit or other amounts due Seller under the Management Agreement as of the Closing based on such mutually acceptable reconciliation.

     The Seller Closing Conditions are for the benefit of Seller. If any of the Seller Closing Conditions are not satisfied as of Closing, except as expressly provided in Section 8.3, Seller shall have the right, at its sole option, to either (i) terminate this Agreement by written notice to Purchaser, in which case this Agreement shall terminate and the parties hereto shall have no further obligations hereunder, except those that expressly survive the termination hereof, or (ii) waive in writing any of the Seller Closing Conditions at or prior to Closing, in which case the Closing shall occur as if said waived conditions were satisfied.

     8.3 Frustration of Closing Conditions. Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by such Party's failure to act in good faith or to use its commercially reasonable, diligent efforts to cause the Closing to occur, subject to the provisions of this Agreement.

                                   ARTICLE IX.

                                     CLOSING

     9.1 Closing Date. The closing of the transaction contemplated under this Agreement (the "Closing") shall occur on June 20, 2003, or such other date as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs is referred to herein as the "Closing Date"), at the offices of Escrow Agent or such other place as is agreed to in writing by Seller and Purchaser.

     9.2 Consummation of Closing. Upon satisfaction or completion of all closing conditions and deliveries set forth in this Agreement, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

     9.3 Seller's Deliveries. At Closing, Seller shall deliver or cause to be deposited with Escrow Agent all of the (i) documents, each of which shall have been duly executed by Seller and acknowledged (if required), and (ii) other items, set forth in this Section 9.3, as follows:

          (a) A special warranty deed (warranting title only against any party claiming by, through or under Seller, and not otherwise) in a form acceptable for recordation under the law of the state where the Property is located and acceptable to the Title Company, and reasonably acceptable to Seller and Purchaser, conveying the Real Property to Purchaser, subject only to the Permitted Exceptions;

          (b) A Bill of Sale, Assignment and Assumption in the form of Exhibit B, transferring to Purchaser, with special warranty but subject to the Permitted Exceptions, including the Management Agreement, the FF&E, Supplies, F&B, Retail Merchandise, Books and Records, Accounts Receivable, Tenant Leases, Equipment Leases, Operating Agreements, Licenses and Permits, Intangible Property and Bookings, with the assumption by Purchaser of the liabilities and obligations under the Bookings, Contracts, Tenant Leases, Licenses and Permits from and after the Closing Date (and with Seller's indemnity of Purchaser with respect to the period prior to Closing and Purchaser's indemnity of Seller with respect to the period from and after Closing);

          (c) Such agreements, affidavits or other documents as reasonably may be reasonably required by the Title Company from the Seller to issue the Title Policy;

          (d) Any required real estate transfer tax declaration or similar documents required in connection with any tax imposed by any Governmental Authority in connection with the transaction contemplated hereunder;

          (e) A FIRPTA affidavit in the form set forth in the regulations under
Section 1445 of the Code;

          (f) The Settlement Statement prepared pursuant to Section 11.1;

          (g) Evidence of the formation, organization, existence, good standing, qualification to do business and authority of Seller and of the authority of the persons executing documents on behalf of Seller, in form and substance reasonably acceptable to Purchaser or the Title Company;

          (h) Such other documents and instruments as may be reasonably required by Purchaser, Escrow Agent or the Title Company, or by law, in order to consummate or better effectuate the transaction contemplated in this Agreement; and

          (i) An assignment and assumption, or termination, of Management Agreement in form and substance reasonably acceptable to Seller and Purchaser, providing for the assumption by Purchaser of the liabilities and obligations thereunder from and after the Closing Date, or the termination thereof in connection with the execution of a new management agreement between Manager and Purchaser, in either case satisfying the conditions of Section 8.2(e).

     9.4 Purchaser's Deliveries. At Closing, Purchaser shall cause to be deposited with Escrow Agent all of the (i) documents, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items, set forth in this Section 9.4, as follows:

          (a) The Purchase Price to be paid by Purchaser pursuant to Section
3.4;

          (b) A letter of direction to Escrow Agent directing Escrow Agent to disburse the Deposit to Seller;

          (c) The Bill of Sale, Assignment and Assumption, the Assignment and Assumption of Management Agreement, and any other documents and instruments to be delivered by Seller under Section 9.3 which require execution by Purchaser;

          (d) Evidence of the formation, organization, existence, good standing, qualification to do business and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser, in form and substance reasonably acceptable to Seller;

          (e) Such other documents and instruments as reasonably may be requested by Seller, or Escrow Agent or the Title Company, or required by law, in order to consummate or better effectuate the transaction contemplated in this Agreement;

          (f) A letter from Purchaser or its counsel addressed to Seller in the form of Schedule 9.4(e) confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in ERISA; and

          (g) As applicable, the assignment and assumption of Management Agreement in form and substance reasonably acceptable to Seller and Purchaser, providing for the assumption by Purchaser of the liabilities and obligations thereunder from and after the Closing Date, or the new management agreement between Manager and Purchaser, in either case satisfying the conditions of
Section 8.2(e).

     9.5 Possession. Seller shall deliver the Property and possession of the Property to Purchaser as of the Closing, subject to the Management Agreement and other Permitted Exceptions.

                                   ARTICLE X.

               PRORATIONS; ACCOUNTS RECEIVABLE; TRANSACTION COSTS

     10.1 Prorations; Accounts Receivable. At Closing, effective as of 12:01 A.M. on the Closing Date, all items of revenue and expense shall be prorated between the parties such that (i) Seller shall be responsible for all expenses and shall be entitled to a credit for all revenue attributable to the period prior to the Closing Date, and (ii) Purchaser shall be responsible for all expenses and shall be entitled to a credit for all revenue attributable to the period from and after the Closing Date. Without limiting the generality of the foregoing, (i) Purchaser shall be entitled to all revenue with respect to the Guest Ledger for guests staying in the Hotel on the Closing Date, for that night only, and Purchaser shall receive a credit for advance payments under Bookings agreements for rooms, facilities and services of the Hotel; (ii) Seller shall receive a credit for 100% of all other Accounts Receivable on the Closing Date, but shall only be entitled to actual amounts collected by Manager from such Accounts Receivable within ninety (90) days following the Closing Date, and Seller and Purchaser shall re-prorate such Accounts Receivable and pay any deficiency in the original proration to the other Party within one hundred twenty (120) days following the Closing Date, (iii) Seller shall receive a credit for all prepaid expenses, and Seller shall be entitled to receive any rebates or refunds attributable to taxes paid by Seller prior to the Closing;
(iv) Purchaser shall be entitled to receive all amounts in all reserves maintained by Manager for replacement of FF&E or capital improvements under the

Management Agreement, without additional payment to Seller; and (v) Purchaser shall receive a credit for all accrued payroll, overtime, pension contributions and other amounts due to Employees and unpaid at Closing, together with all accrued (earned or unearned) vacation pay, severance pay and bonuses, overtime, sick and personal days unused at Closing. Any other items of income and expense shall be adjusted and prorated between Seller and Purchaser as of Closing in accordance with industry custom. The re-proration obligation under this Section
10.1 shall survive Closing.

     10.2 Taxes. All Taxes on Real Property and on personal property, shall be prorated as of the Closing. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available tax bill or bills, provided, that after the Closing, Seller and Purchaser shall re-prorate such Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period. The re-proration obligation under this Section 10.2 shall survive Closing.

     10.3 Transaction Costs.

          (a) Seller's Transaction Costs. In addition to the other costs and expenses to be paid by Seller as set forth elsewhere in this Agreement, Seller shall pay for the following costs in connection with this transaction: (i) the fees and expenses of its own attorneys, accountants and other professionals;
(ii) the fees and expenses of removing any Unpermitted Exceptions as provided in and subject to Section 4.2(d); (iii) the commission due to Broker; (iv) any transfer tax and recording charges payable in connection with the conveyance of the Real Property; and (v) one-half of the fees and expenses for the Escrow Agent.

          (b) Purchaser's Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following costs in connection with this transaction:
(i) the fees and expenses of its own attorneys, accountants and other professionals; (ii) the fees and expenses incurred by Purchaser for Purchaser's Inspectors or otherwise in connection with the Inspections; (iii) the fees, costs and expenses for the Title Commitment and the Title Policy; (iv) the fees and expenses for additional and/or extended title coverage, including any endorsements requested by Purchaser; (v) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Purchaser; (vi) the cost of any update to the Survey or any new or revised survey; (vii) one-half of the fees and expenses for the Escrow Agent, and (viii) any assignment or termination fees payable to Manager in connection with the transactions contemplated by this Agreement;.

          (c) Other Transaction Costs. All other fees, costs and expenses not expressly addressed in this Section 10.3 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with local custom for similar transactions. The provisions of this Section 10.3 shall survive Closing.

                                   ARTICLE XI.

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                              TRANSITION PROCEDURES

     11.1 Settlement Statement. On the day prior to Closing, Seller and Purchaser, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Hotel as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Section 10.1 and 10.2 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, Seller and Purchaser jointly, working with the Escrow Agent, shall prepare prior to Closing a settlement statement (the "Settlement Statement"), which shall set forth Seller's and Purchaser's best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Settlement Statement shall be approved and executed by Seller and Purchaser, and shall be binding and conclusive on Seller and Purchaser with respect to the items set forth in the Settlement Statement provided, that if at any time within six (6) months after the Closing Date either Seller or Purchaser discovers any items which should have been included in the Settlement Statement but were omitted therefrom or items which were incorrectly adjusted or prorated therein, such items shall be adjusted and prorated in the same manner as if their existence or such error had been known at the time of the preparation of the Settlement Statement, and the Party in whose favor such original error or omission was made shall refund such difference to the other Party promptly after the original error or omission is discovered. The provisions of this Section 11.1 shall survive Closing.

                                  ARTICLE XII.

                     DEFAULT; FAILURE OF CLOSING CONDITIONS

     12.1 Seller's Default. If at any time prior to Closing, Seller is in material breach or default of any of its representations, warranties, covenants or obligations under this Agreement, which breach or default is not caused by a Purchaser Default (each, a "Seller Default"), and Seller has not cured such Seller Default within ten (10) days after Seller's receipt of written notice of such Seller Default from Purchaser, then Purchaser, as its sole and mutually exclusive remedies for such Seller Default, may elect either to (i) terminate this Agreement, in which case Escrow Agent shall refund the entire Deposit to Purchaser, Seller shall pay to Purchaser the Break-Up Fee within ten (10) Business Days after such termination, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; or (ii) proceed to Closing without any reduction in or setoff against the Purchase Price (in which case Purchaser shall be deemed to have waived the Seller Default. Seller's obligation to pay the Break-Up Fee shall survive the termination of this Agreement.

     SELLER AND PURCHASER AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO THIS SECTION 12.1, THE DAMAGES THAT PURCHASER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, AFTER NEGOTIATION, SELLER AND PURCHASER AGREE THAT PURCHASER SHALL

RETAIN THE DEPOSIT AND SELLER SHALL PAY THE BREAK-UP FEE TO PURCHASER AS FULL AND COMPLETE LIQUIDATED DAMAGES AND AS PURCHASER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT THE PARTIES SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION.

     12.2 Purchaser's Default. If (i) Purchaser has not deposited the Deposit (including the initial Deposit and the additional Deposit) within the time periods provided in Section 3.3(a), (ii) at any time prior to Closing, Purchaser is in material breach or default of its representations, warranties, covenants or obligations under this Agreement, which breach or default is not caused by a Seller Default, or (iii) at Closing, Purchaser has not satisfied any one or more Seller Closing Conditions to be satisfied by Purchaser at or prior to Closing (each, a "Purchaser Default"), and Purchaser has not cured such Purchaser Default within ten (10) days after Purchaser's receipt of written notice of such Purchaser Default from Seller, then Seller, as its sole and exclusive remedy, may elect to terminate this Agreement by providing written notice to Purchaser, in which case Purchaser shall cause Escrow Agent to disburse the Deposit to Seller within two (2) Business Days after such termination, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. Purchaser's obligation to post the Deposit with and to cause Escrow Agent to disburse the Deposit to Seller shall survive such termination.

     SELLER AND PURCHASER AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO THIS SECTION 12.2, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, SELLER AND PURCHASER AGREE AFTER NEGOTIATION THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT THE PARTIES SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION.

                                  ARTICLE XIII.

                             CASUALTY; CONDEMNATION

     13.1 Casualty. If prior to Closing the Property is damaged by fire or other casualty (a "Casualty"), Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.

          (a) Material Casualty. In the event of any Material Casualty to or destruction of the Property or any portion thereof prior to Closing, either Seller or Purchaser may, at its option, terminate this Agreement by delivering written notice to the other on or before the expiration of thirty (30) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty-day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any such termination, the Deposit shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If neither Seller nor Purchaser so terminates this Agreement within said thirty (30) day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, and subject to the Management Agreement, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies. For the purposes of this Agreement, "Material Casualty" means damage which, in Seller's reasonable estimation, exceeds $250,000.00 to repair or which, in Seller's reasonable estimation, will take longer than ninety (90) days to repair.

          (b) Non-Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser's Inspectors, or their respective employees or agents, then neither Purchaser nor Seller shall have the right to terminate this Agreement, and Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, or (ii) credit Purchaser at Closing for the reasonable cost to complete the repair (in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs).

     13.2 Condemnation.

          (a) Material Condemnation. If the event of any actual or threatened condemnation or taking pursuant to the power of eminent domain of all or any portion of the Real Property, or any proposed sale in lieu thereof (a "Condemnation"), Seller shall give written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation. If the Condemnation would (i) result in the loss of more than five percent (5%) of the Land or Improvements, (ii) result in any material reduction or restriction in access to the Land or Improvements, or (iii) have a materially adverse effect on the operation of the Hotel as operated prior to such Condemnation (a "Material Condemnation"), then Purchaser shall have the right, in its sole discretion, to
(A) terminate this Agreement, in which case Escrow Agent shall refund the entire Deposit to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller's right, title and interest in all proceeds and awards from such Condemnation. Purchaser shall make an election under this Section 13.2(a) by giving written notice to Seller within ten (10) days after Seller's delivery to Purchaser of written notice of such Condemnation. If Purchaser fails to make an election under Section 13.2(a) within such time period, Purchaser shall be conclusively deemed to have elected to terminate this Agreement pursuant to clause (B) of Section 13.2(a). If the Closing Date is scheduled to occur within Purchaser's ten (10) day election period, the Closing Date shall be extended until the tenth (10th) day after the expiration of such ten (10) day election period.

          (b) Non-Material Condemnation. In the event of any Condemnation of any Real Property other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller's right, title and interest in all proceeds and awards from such Condemnation.

                                  ARTICLE XIV.

                                 INDEMNIFICATION

     14.1 Indemnification by Seller. Subject to the limitations set forth in Sections 5.2, 5.3, 5.4, 14.3, 14.4, and 14.5, Seller shall defend, indemnify and hold harmless Purchaser Indemnitees from and against any Losses incurred by any Purchaser Indemnitees (a) after the Closing to the extent as a result of (1) any inaccuracy or untruth of any representations or warranties made by Seller in this Agreement, and (2) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive the Closing, or (b) after the termination of this Agreement, based on the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive such termination.

     14.2 Indemnification by Purchaser. Subject to the limitations set forth in
Section 6.2 and 14.3, 14.4 and 14.5, Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees from and against any Losses incurred by any Seller Indemnitees (a) after the Closing to the extent as a result of (1) any inaccuracy or breach of any representations or warranties made by Purchaser in this Agreement, or (2) the breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive the Closing, or (b) after the termination of this Agreement based on the breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive such termination.

     14.3 Limitations on Indemnification Obligations.

          (a) Survival of Representations and Warranties. The representations and warranties of Seller under this Agreement shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the date which is one (1) year after the Closing Date (the "Survival Period"). To the extent any Indemnitee is seeking the defense of, or indemnification for, a breach of any representations or warranties, the Indemnitee shall be entitled to indemnification only for those matters as to which the Indemnitee has given written notice to the Indemnitor prior to the expiration of the Survival Period.

          (b) Indemnification Cap. Notwithstanding anything to the contrary in this Agreement, Seller shall be not be required to provide defense or indemnification to the Purchaser Indemnitees pursuant to any indemnification obligation under this Agreement arising from the breach of Seller's representations and warranties under this Agreement to the extent that the aggregate amount of all Losses incurred by the Purchaser Indemnitees for which Purchaser otherwise would be entitled to indemnification does not exceed Ten Thousand Dollars ($10,000.00) (the "Indemnification Deductible"). If such Losses exceed the Indemnification Deductible, then all such losses shall be subject to indemnification, provided that in no event shall Seller's indemnification obligations with respect to, or liability for, the breach of Seller's representations and warranties under this Agreement exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate (the "Indemnification Cap").

          (c) Effect of Taxes and Insurance. The amount of any Losses for which defense or indemnification is provided to any Indemnitee under this Article XIV shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim.

     14.4 Indemnification Procedure.

          (a) Notice of Indemnification Claim. In the case of any indemnification sought by any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an "Indemnitee"), or any claim asserted by a third party which if adversely determined would entitle any Indemnitee to indemnification or defense under this Agreement (each, an "Indemnification Claim"), the Indemnitee shall provide written notice to the Party required to provide indemnification or defense for such Indemnification Claim under this Agreement (the "Indemnitor") promptly after such Indemnitee has actual knowledge of any facts or circumstances or third-party claim as to which such Indemnification Claim may be sought, describing in reasonable detail the facts and circumstances or third-party claim giving rise to such Indemnification Claim.

          (b) Defense and Resolution of Indemnification Claim. If the Indemnification Claim does not involve a third-party claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means as the Parties otherwise may agree. If the Indemnification Claim involves a third-party claim, the Indemnitor shall have the right (but shall not be obligated) to assume the defense of such claim or any litigation resulting therefrom, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such third-party claim in an effective and cost-efficient manner, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the third-party claim or litigation shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor's insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such third-party claim,
(iii) the failure by any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its indemnification obligation under this Agreement, except to the extent that such failure to provide notice increases the amount of the indemnification obligation of Indemnitor or otherwise prejudices the Indemnitor's ability to defend against such third-party claim, and (iv) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim without the Indemnitor's prior written consent, which consent shall not be withheld or delayed unreasonably. If the Indemnitor elects not to assume the defense of such third-party claim, the Indemnitee shall retain the defense of such third-party claim and shall use good faith efforts consistent with prudent business judgment to defend such third-party claim in an effective and cost-efficient manner.

     14.5 Exclusive Remedy. Except for the provisions of Articles XII and XIII, the indemnification provisions of this Article XIV shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Losses arising from or in connection with this Agreement.

     14.6 Release of Seller for Environmental Liabilities. Except for a breach of Seller's representations and warranties under Section 5.1, Purchaser does hereby forever release and discharge the Seller Indemnitees from any and all Environmental Claims and Environmental Liabilities, whether now known or unknown to Purchaser. The foregoing release shall not prevent Purchaser from asserting that Seller is the proper defendant or party with respect to a suit, claim, or demand made by any unrelated third-party against Purchaser which arises from any act or event occurring or arising on the Real Property during the period of Seller's ownership (except to the extent Purchaser is responsible for same in accordance with Section 4.1(e) of this Agreement).

                                   ARTICLE XV.

                            MISCELLANEOUS PROVISIONS

     15.1 Notices.

          (a) Method of Delivery. All notices, requests, demands and other communications (each, a "Notice") required to be provided to the other Party pursuant to this Agreement shall be in writing and shall be delivered (i) by messenger or in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, with a copy also sent by regular first class mail,
(iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other Party to this Agreement at the following address or facsimile number (or to such other address or facsimile number as Seller or Purchaser may designate from time to time pursuant to
Section 15.1(c)):

     If to Seller:

          c/o Archon Group, L.P.
          600 E. Las Colinas Blvd., Suite 400
          Irving, Texas 75039
          Attn: Greg Smith
          Phone: (972) 368-2580
          Fax: (972) 368-4097
          E-mail: gregory.smith@archongroup.com

     With a copy (which shall not constitute Notice to Seller) 7to:

          Haynes and Boone, LLP
          901 Main Street, Suite 3100
          Dallas, Texas 75202
          Attn: C. Bradford Lowry
          Phone: (214) 651-5515
          Fax: (214) 651-5490
          E-mail: lowryb@haynesboone.com

     If to Purchaser:

          Apple Hospitality Five, Inc.
          10 South Third Street
          Richmond, Virginia 23219
          Attn: Sam Reynolds
          Phone: (804) 344-8121
          Fax: (804) 334-8129
          E-mail: sreynolds@applereit.com

     With a copy to:

          Jenkens & Gilchrist
          1445 Ross Avenue, Suite 3200
          Dallas, Texas 75202
          Attn: Thomas E. Davis
          Phone: (214) 855-4162
          Fax: (214) 855-4300
          E-mail: tdavis@jenkens.com

          (b) Receipt of Notices. All Notices sent by Seller or Purchaser (or their respective counsel pursuant to Section 15.1(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon
(i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m.

(local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 15.1(c).

          (c) Change of Address. Seller and Purchaser and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 15.1 by providing a Notice of such change in address and/or facsimile as required under this Section 15.1(c).

          (d) Delivery by Party's Counsel. Seller and Purchaser agree that the attorney for such Party shall have the authority to deliver Notices on such Party's behalf to the other Party hereto. This Section 15.1 shall survive the termination of this Agreement or Closing.

     15.2 Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

     15.3 Assignment. Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion. Notwithstanding the foregoing, Purchaser shall have the right to designate any Affiliate as its nominee to receive title to the Property, or assign all of its right, title and interest in this Agreement to any Affiliate or any Person with whom Purchaser will enter into a joint venture to purchase, develop and operate the Hotel (so long as Purchaser owns a majority interest in any such joint venture); provided, however, that (i) no assignment shall be made to any Person owned or controlled by or constituting an employee benefit plan under ERISA, (ii) Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment; and (ii) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument, in form and substance reasonably satisfactory to Seller. Seller shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion.

     15.4 Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and permitted assigns pursuant to Section 15.3. Except for any Indemnitee to the extent such Indemnitee is expressly granted certain rights of defense and indemnification in this Agreement and for any successors and permitted assignee pursuant to Section 15.3, this Agreement shall not confer any rights or remedies upon any third party.

     15.5 Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is sought, taken, instituted or brought by Seller or Purchaser to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be borne by the Party against whose interest the judgment or decision is rendered. This
Section 15.5 shall survive the termination of this Agreement and the Closing.

     15.6 No Recordation. Neither this Agreement, nor any memorandum or other notice of this Agreement, shall be recorded without Seller's prior written consent, which consent may be withheld in Seller's discretion.

     15.7 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

          (a) Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

          (b) All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference

          (c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d) Each Party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the negotiation and preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against a particular Party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

          (e) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

          (f) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation."

     15.8 Governing Law; Severability. This Agreement shall be governed by the laws of the state in which the Real Property is located. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

     15.9 Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules (as amended and supplemented from time to time pursuant to Section 5.3) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

     15.10 Exculpation. Purchaser acknowledges and agrees that all persons dealing with Archon Group, L.P. and any of its Affiliates shall look solely to such respective entity's equity in the Property for the enforcement of any claims against such entity and the partners, members, directors, officers, employees, agents and security holders of such entities assume and shall have no personal liability for the liabilities and obligations entered into by such entity, and their respective individual assets shall not be subject to the claims of any Person relating to such liabilities and obligations.

     15.11 Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede the Letter of Intent and any other agreements and understandings (written or oral) between Seller and Purchaser on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement(other than amendments and supplements to the schedules made by Seller pursuant to Section 5.3), or cancellation of this Agreement, shall be valid unless in writing and executed and delivered by Seller and Purchaser.

     15.12 Facsimile; Counterparts. Seller and Purchaser may deliver executed signature pages to this Agreement and the closing documents by facsimile transmission to the other Party, which facsimile copy shall be deemed to be an original executed signature page; provided, however, that such Party shall deliver an original signature page to the other Party promptly thereafter. This Agreement and the closing documents may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

                  [Remainder of page intentionally left blank;
                         Signatures on following pages]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized officers or representatives.

                                        SELLER:

                                        WBL II REAL ESTATE  LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: WBL II Gen-Par,  L.L.C.,  a Delaware
                                            limited liability company, general
                                            partner


                                            By: /s/ S. Joseph Barrett
                                               ---------------------------------
                                            Name: /s/ S. Joseph Barrett
                                                 -------------------------------
                                            Title: Assistant Vice President
                                                  ------------------------------


                                        PURCHASER:

                                        APPLE HOSPITALITY FIVE, INC.,
                                        a
                                          --------------------------------------


                                        By: /s/ J. Philip Hart
                                           -------------------------------------
                                        Name: J. Philip Hart
                                             -----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------


Received and Accepted by Escrow Agent:

LANDAMERICA


By: /s/ John Pettiette
   -----------------------------------
Name: John Pettiette
     ---------------------------------
Title: VP/Sr. Commercial Counsel
      --------------------------------

Date: 6/20, 2003.
      ----

                                LIST OF EXHIBITS

Exhibit A   Legal Description of Land
Exhibit B   Bill of Sale, Assignment and Assumption

                                LIST OF SCHEDULES

Schedule 2.2(c)   Manager's Property
Schedule 4.1(c)   Seller Due Diligence Materials
Schedule 5.1(e)   Pending or Threatened Litigation and Other Adversary
                  Proceedings
Schedule 5.1(j) List of Tenant Leases and Equipment Leases and Operating Agreements
Schedule 9.4(e)   ERISA Letter

                                    Exhibit A

                                LEGAL DESCRIPTION

                                   [ omitted ]

                                    Exhibit B

                     BILL OF SALE, ASSIGNMENT AND ASSUMPTION
                               (name of property)

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made as of the       day of
                                                                    -----
                  ,       , by and between                REAL ESTATE LIMITED
------------------  ------                 --------------
PARTNERSHIP, a Delaware limited partnership ("Assignor"), and
                         , a                           ("Assignee").
-------------------------    -------------------------

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement of Purchase and Sale dated by and between Assignor and Assignee (the "Purchase Agreement"),
---------
concurrently herewith Assignor has conveyed to Assignee that certain land and
improvements located in the County of           , State of             , as more
                                      ----------           ------------
particularly described in Exhibit A attached hereto and made a part hereof ("Real Property").

     WHEREAS, in connection with the conveyance of the Real Property, pursuant to the Purchase Agreement Assignor is obligated to transfer its right, title and interest in and to certain personal property to Assignee, and Assignee is obligated to assume certain obligations in connection therewith.

     WHEREAS, Assignor and Residence Inn By Marriott, Inc., a Delaware corporation ("Manager") are parties to that certain Management Agreement dated as of November 12, 1999 concerning the Real Property (the "Management Agreement"), which Management Agreement has been [terminated by Assignor and Manager concurrently herewith and in lieu thereof Assignee and Manager have entered into a new management agreement] OR [assigned to and assumed by Assignee concurrently herewith].

     WHEREAS, Assignor's right, title and interest in and to the personal property described in this Bill of Sale, Assignment and Assumption (collectively, the "Personal Property") is subject to the Management Agreement and, pursuant to the terms of the Management Agreement, Assignor may not have a direct ownership interest in some of the Personal Property described herein, but whatever right, title and interest Assignor has will be transferred to Assignee pursuant hereto.

     NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meaning given in the Purchase Agreement.

     2. Personal Property. Assignor hereby sells, transfers, assigns and conveys to Assignee, subject to Manager's rights under the Management Agreement and excluding the Excluded Property described below, the following Personal
Property:

          (a) FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, vehicles, appliances, computer hardware, art work and other items of tangible personal property which are located at the Hotel and used exclusively in the operation of the Hotel, or ordered for future use at the Hotel as of the Closing, other than the Supplies, F&B and Retail Merchandise (the "FF&E");

          (b) Supplies. All right, title and interest of Assignor in and to all china, glassware and silverware; linens, towels and uniforms; engineering, maintenance, cleaning and housekeeping supplies; matches and ashtrays; soap and other toiletries; stationery, menus and other printed materials; and all other similar materials and supplies which are located at the Hotel or ordered by Manager for future use at the Hotel as of the Closing (the "Supplies");

          (c) Food and Beverage. All right, title and interest of Assignor in and to all food and beverages (alcoholic and non-alcoholic) which are located at the Hotel (whether opened or unopened), or ordered by Manager for future use at the Hotel as of the Closing, if any, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the "F & B");

          (d) Retail Merchandise. All right, title and interest of Assignor in and to all merchandise located at the Hotel, including, without limitation, any gift shop or newsstand maintained by Seller or Manager (if any), and held for sale to guests and customers of the Hotel, or ordered by Manager for future sale at the Hotel as of the Closing (the "Retail Merchandise").

          (e) Tenant Leases. All right, title and interest of Assignor in and to all leases, subleases, licenses, concessions and similar agreements (other than the Management Agreement and Bookings) granting a real property interest to any other Person for the use or occupancy of any portion of the Real Property (the "Tenant Leases"), together with all security deposits held by Seller or Manager thereunder;

          (f) Equipment Leases. All right, title and interest of Assignor in and to all leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel and used in the operation of the Hotel which are held by Seller or Manager (the "Equipment Leases"), together with all deposits made thereunder;

          (g) Operating Agreements. All right, title and interest of Assignor in and to all maintenance, service and supply contracts, credit card service agreements, booking and reservation agreements, and all other contracts and agreements which are held by Seller or Manager, in connection with the operation of the Hotel, other than the Tenant Leases, Equipment Leases, Licenses and Permits, but only to the extent applicable to the Hotel (the "Operating Agreements"), together with all deposits made or held by Seller or Manager thereunder, to the extent such Operating Agreements and deposits are transferable;

          (h) Licenses and Permits. All right, title and interest of Assignor in and to all licenses, permits, consents, authorizations, approvals, registrations and certificates of any Governmental Authority held by Seller or Manager and used in connection with the construction, ownership, occupancy or operation of the Hotel, to the extent transferable (the "Licenses and Permits"), together with any deposits made thereunder, to the extent such Licenses and Permits and deposits are transferable;

          (i) Intangible Property. All right, title and interest of Assignor in and to all of the following owned by, issued to or licensed to Seller and used in connection with the operation of the Hotel to the extent Seller's rights and interests therein are transferable: (i) trademarks, trade names, service marks and other intellectual property rights; (ii) warranties and guaranties held by Seller or Manager pursuant to any Contracts or with respect to any Improvements or Personal Property; (iii) computer software used in connection with any computer systems located at the Hotel; and (iv) direct dial telephone numbers for the Hotel (the "Intangible Property");

          (j) Books and Records. All right, title and interest of Assignor in and to all books and records in Seller's Possession to the extent they relate to the Hotel, other than any appraisals, marketing plans, attorney work product or other confidential materials that are for Seller's internal use only and that do not contain material information about the Hotel or the operation thereof that is not also contained in other information, materials or documents available to Purchaser (the "Books and Records");

          (k) Bookings. All right, title and interest of Assignor in and to all bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Hotel (the "Bookings"), together with all deposits made with respect thereto.

          (l) Accounts Receivable. All right, title and interest of Assignor in and to all Accounts Receivable (including the Guest Ledger), subject to proration as provided in the Purchase Agreement.

Any Property owned by any Affiliate of Seller that would be included within the foregoing definition of "Property" hereunder if owned by Seller shall be deemed included in the foregoing description of "Property."

     3. Excluded Property. Notwithstanding anything to the contrary in this Bill of Sale, Assignment and Assumption, the follow property, assets, rights and interests (the "Excluded Property") are excluded from the Personal Property:

          (a) Residence Inn Proprietary Property. All (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights of Residence Inn or any of its Affiliates, whether bearing the name "Residence Inn" or otherwise (the "Residence Inn Proprietary Property");
     (ii) signs and other fixtures and personal property at the Hotel which bear any of the Residence Inn Proprietary Property; (iii) Seller's, Archon's or Manager's internal employee, operational and similar manuals, and (iv) computer hardware and software pertaining specifically to, and all other rights and interests in, (a) any Residence Inn, Archon or Manager centralized system, including, reservation system, property management system and e-mail, internet and internal computer network systems, and (b) any Residence Inn preferred guest, mileage or point program and other marketing and advertising programs, other than Seller's license with respect thereto, if any, under the Management Agreement.

          (b) Third-Party Property. Any fixtures or personal property owned by
     (i) the lessor under any Equipment Leases, (ii) the supplier or vendor under any other Contracts, (iii) the tenant under any Tenant Lease, (iv) any Employees, or (v) any guests or customers of the Hotel.

          (c) Manager's Property. Any other property owned by the Manager, as disclosed to Purchaser in the Purchase Agreement.

     4. Assignor hereby agrees to Warrant and forever defend all and singular the Personal Property unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through or under Assignor or its Affiliates but not otherwise, subject, however, to the Permitted Exceptions described in the Purchase Agreement, including, without limitation, to Manager's rights under the Management Agreement.

     5. The Personal Property transferred hereunder is transferred by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT OR HEREIN, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE TENNESSEE UNIFORM COMMERCIAL CODE.

     6. Assignee hereby accepts the assignment of the Personal Property and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder attributable to the period from and after the date hereof.

     7. Assignee agrees to indemnify, defend and hold harmless Assignor from any cost, liability, obligation, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any obligations under any of the Personal Property attributable to the period from or after the date hereof.

     8. Assignor agrees to indemnify, defend and hold harmless Assignee from any cost, liability, obligation, damage or expense (including attorneys' fees) arising out of or relating to Assignor's failure to perform any obligations of Assignor under any of the Personal Property attributable to the period prior to the date hereof.

     9. This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

                                       ASSIGNOR:

                                                REAL ESTATE LIMITED PARTNERSHIP,
                                       --------
                                       a Delaware limited partnership


                                       By:          Gen-Par, Inc.,
                                           --------
                                           a Delaware corporation,
                                           its general partner


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                       ASSIGNEE:

                                                                               ,
                                       ---------------------------------------
                                       a
                                         -------------------------


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

               [INSERT APPROPRIATE ACKNOWLEDGMENTS FOR THE STATE]

Exhibit A   Real Property (attached)

                                 Schedule 2.2(c)

                               Manager's Property

                                      None

                                 Schedule 4.1(c)

                        Required Due Diligence Materials

Aged Accounts Receivable Report

Certificate of Occupancy

Copy of Van lease

Current Operating Budget

Occupancy Report

Existing survey

Existing Title and back up documents

Fixed Asset Register for 2001-2003 YTD

Floor Plans

Insurance Claims for the last five (5) years and Insurance Certificates

Last 12 months utility bills

Licenses and Permits currently in place (have applied for all new permits for 2003):

     Swimming pool - 2 permits - both expired 3/31/03

     On Sale Beer Permit - 1 permit - Issued 1/13/00, no expiration date noted on permit

     Food Service Establishment - 1 permit - expires 6/30/03

     Hotel/Motel Permit - 1 permit - expires 6/30/03

     Certificate of Registration Sales & Use - 1 permit - Issued 6/21/99, no exp. noted on permit

     Metropolitan Health Department Nashville and Davidson Co. - Swimming Pool Permit

Marketing Materials

Phase I Environmental Site Assessment Update dated November 18, 1998

Phase I Environmental Site Assessment Update dated November 1994

Previous 2 year end Operating Statements

Service/Maintenance Contracts:

     AccuWeather

     ADT

     BFI

     Commercial Landscaping

     Ecolab Pest

     OnCommand

     Arch Wireless

     Key TV

     Terminex

     Xeta

Vernal Air - Ozone Machine Lease for Smoking Rooms

Nashville Office Machines - Maintenance Lease on Copier

GE - Copier Lease

Pitney Bowes - Postage Meter Lease

Alamo Leasing - Van Lease

Site Plans and Survey

Tangible Personal Property List

Taxes for 2000, 2001, 2002

Telecommunication contracts/License Agreements

     Nextira - Williams Communications Solutions, LLC

YTD Operating Statement for 2003

Zoning and Site Requirements Summary dated May 14, 1999

Technical Service Agreement dated December 1999

                                 Schedule 5.1(d)

        Pending or Threatened Litigation and Other Adversary Proceedings

                                      None

                                 Schedule 5.1(j)

       List of Tenant Leases and Equipment Leases and Operating Agreements

                                  TENANT LEASES

                                      None

                              OPERATING AGREEMENTS

       Name            Type of Service               Term            Annual Amount       Cancellation           Company
       ----            ---------------               ----            -------------       ------------           -------
                                                                           $
AccuWeather        Local weather forecast           8/98-NA               402.00     60-day written notice   Metric Partners

                                                                           $
ADT Security       Security equipment             1/16/96-NA MTM          985.00     30-day written notice   Residence Inn

                                                                           $
BFI                Trash removal                3/3/99-3/3/02 MTM       6,348.00              NA             Residence Inn

                                                                           $
ABM                Landscaping                  6/4/01-6/4/02 MTM      17,640.00     30-day written notice   Residence Inn

                                                                           $
Ecolab             Pest elimination            5/13/98-5/13/99 MTM      2,520.00     30-day written notice   Residence Inn

                                                                           $
Nashville Office   Copy maintenance             12/14/02-12/14/03       1,368.36              NA             Residence Inn

                                                                           $
Arch Wireless      Pagers                        2/25/03-2/25/04         111.36               NA             Residence Inn
Key TV             Nashville visitor channel    11/13/00-11/13/03          NA        90-day written notice   Residence Inn
Terminix           Termite guarantee              7/1/02-6/30/03           NA                 NA             Residence Inn

                                                                           $
Xeta               Alarm system                   12/17/97-NA          10,740.00     30-day written notice   Residence Inn
On Command         Cable/Movies/Music              Ongoing                 NA        30-day written notice   Residence Inn

                                EQUIPMENT LEASES

                                                                           $
GE                 Copy equipment lease         12/14/00-12/14/03       3,588.00          Non-cancelable     Residence Inn

                                                                           $
PBCC               Postage meter                 10/20/00-2/22/05       1,376.00          Non-cancelable     Residence Inn

                                                                           $
Vernal Air         Ozone air normalizer          5/1/98-monthly         4,140.00     30-day written notice   Residence Inn

                                                                           $
Alamo              Van lease                       4/03-4/07            6,240.00          Non-cancelable     Residence Inn

                                     LEASES

None

                                 Schedule 9.4(e)

                                  ERISA Letter

                           ,
---------------------------  --------

         Real Estate Limited Partnership
-------

-------------------------------------------------------

-------------------------------------------------------

         Re: Acquisition of [Property] in [City, State]

Ladies and Gentlemen:

     The undersigned represents to you that [Purchaser], or any affiliates thereof, or any firm, person or entity providing financing for the purchase of
the entire interest of          Real Estate Limited Partnership in the
                       --------
above-described property (the "Property") are not using the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and covered under Title I,
Part 4 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations under that certain
Agreement of Purchase and Sale dated                   ,         , with respect
                                     ------------------  --------
to the Property by and between          Real Estate Limited Partnership, as
                               --------
Seller, and the undersigned, as Purchaser, including the acquisition of the Property.

                                            Very truly yours,

                                                                               ,
                                            -----------------------------------
                                            a
                                              -----------------------


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------